INDEX


ITEM 7 (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


Report of Independent Auditors                                                                               F-2
Balance sheets at December 31, 2000 and September 30, 2001 (unaudited)                                       F-3
Statements of operations for the period from inception (May 31, 2000) to
   December 31, 2000, the nine months ended September 30, 2001 (unaudited)
   and the period from inception (May 31, 2000) to September 30, 2000
   (unaudited)                                                                                               F-4
Statement of changes in stockholder's deficit for the period from inception (May 31, 2000)
   to December 31, 2000                                                                                      F-5
Statements of cash flows for the period from inception (May 31, 2000) to
   December 31, 2000, the nine months ended September 30, 2001 (unaudited)
   and the period from inception (May 31, 2000) to September 30, 2000 (unaudited)                            F-6
Notes to financial statements                                                                                F-7

ITEM 7 (b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro forma financial information -Summary                                                                    F-12
Pro forma consolidated balance sheet as of September 30, 2001                                               F-13
Pro forma consolidated statement of operations for the six months ended September 30, 2001                  F-14
Pro forma consolidated statement of operations for the year ended March 31, 2001                            F-15
Notes to pro forma consolidated financial information                                                       F-16


                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
AVIX Telecom Solutions, Inc.

We have audited the accompanying balance sheet of AVIX Telecom Solutions, Inc. (a development stage enterprise) as of December 31, 2000 and the related statements of operations, changes in stockholder's deficit and cash flows for the period from inception (May 31, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AVIX Telecom Solutions, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from inception (May 31, 2000) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that AVIX Telecom Solutions, Inc. will continue as a going concern. As discussed in Note 2, the Company has incurred recurring operating losses and has a substantial need for working capital to complete the development of its software technologies and otherwise fund operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might arise from the outcome of this uncertainty.

As discussed in Note 7, on October 15, 2001, the outstanding common stock of AVIX Telecom Solutions, Inc. was purchased by a wholly owned subsidiary of USA Digital, Inc. (NASDAQ UDIG).


                                               /s/ Aidman, Piser & Company, P.A.



Tampa, Florida
December 14, 2001

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                     ASSETS


                                                           December 31,    September 30,
                                                               2000           2001
                                                         --------------------------------
                                                                           (unaudited)
Current assets:
     Cash                                                     $   6,144    $  32,569
                                                              ---------    ---------
Total current assets                                              6,144       32,569

Property and equipment:
     Computer and other equipment                                93,065       96,227
     Software                                                    91,162      221,911
                                                              ---------    ---------
                                                                184,227      318,138
     Less: accumulated depreciation and amortization            (11,007)     (25,069)
                                                              ---------    ---------
Net property and equipment                                      173,220      293,069
                                                              ---------    ---------
                                                              $ 179,364    $ 325,638
                                                              =========    =========

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                    $ 148,134    $ 165,179
     Accrued salaries and related expenses                           --       99,000
     Interest payable                                            31,394       66,712
     Deferred revenue                                            25,000       25,000
     Due to affiliate                                                --       40,000
     Discounted demand notes payable, in default                351,219      376,724
     Discounted settlement notes payable                             --       99,843
                                                              ---------    ---------
Total current liabilities                                       555,747      872,458


Stockholder's deficit:
     Preferred stock, $.0001 par value,
       authorized 4,000,000 shares, none issued                      --           --
     Common stock, $.001 par value, authorized 10,000,000
       shares, 100 shares issued and outstanding                     --           --
     Paid-in capital                                             84,000      166,960
     Deficit accumulated during the development stage          (460,383)    (713,780)
                                                              ---------    ---------
Total stockholder's deficit                                    (376,383)    (546,820)
                                                              ---------    ---------
                                                              $ 179,364    $ 325,638
                                                              =========    =========



                       See notes to financial statements.

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM INCEPTION (MAY 31, 2000) TO DECEMBER 31, 2000,
                  THE NINE MONTHS ENDED SEPTEMBER 30, 2001, AND
         THE PERIOD FROM INCEPTION (MAY 31, 2000) TO SEPTEMBER 30, 2000






                                                           December 31,      September 30,   September 30,
                                                               2000              2001           2000
                                                          ------------------------------------------------
                                                                             (unaudited)    (unaudited)

Consulting revenues                                          $      --       $ 160,000       $      --
                                                             ---------       ---------       ---------
                                                                    --         160,000              --
                                                             ---------       ---------       ---------

Salaries and wages                                             141,292          99,331         117,667
Professional fees                                              145,731          52,878          32,482
Other operating expenses                                        88,464          86,460          69,377
Depreciation and amortization expense                           11,007          14,062           8,255
                                                             ---------       ---------       ---------
                                                               386,494         252,731         227,781
                                                             ---------       ---------       ---------
     Operating loss                                           (386,494)        (92,731)       (227,781)
                                                             ---------       ---------       ---------

Other Expense:
     Settlement costs                                               --         (89,331)             --
     Interest expense                                          (73,889)        (71,335)        (49,051)
                                                             ---------       ---------       ---------
Net loss                                                     $(460,383)      $(253,397)      $(276,832)
                                                             =========       =========       =========

Unaudited pro forma net loss:
     Historical net loss                                     $(460,383)      $(253,397)      $(286,832)
     Pro forma income taxes                                         --              --              --
                                                             ---------       ---------       ---------
     Pro forma net loss                                      $(460,383)      $(253,397)      $(276,832)
                                                             =========       =========       =========

Net loss per share, basic and diluted (historical and pro-
forma)                                                       $  (4,603)      $  (2,533)      $  (2,768)
                                                             =========       =========       =========

Weighted average shares, basic and diluted                         100             100             100






                       See notes to financial statements.

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
        FOR THE PERIOD FROM INCEPTION (MAY 31, 2000) TO DECEMBER 31, 2000





                                                Common Stock            Paid-in         Accumulated      Stockholder's
                                            Shares      Amount          Capital           Deficit           Deficit
                                           ------------------------------------------------------------------------------
Issuance of founder's shares                  100          --                --                  --                 --

Cash contributions by stockholder              --          --           $16,000                  --          $  16,000

Allocation of proceeds from note payable
to equity rights                               --          --            68,000                  --             68,000

Net loss                                       --          --                --          $ (460,383)         $(460,383)
                                           ---------- ------------ ------------------- --------------- ------------------

Balances at December 31, 2000                 100       $  --           $84,000          $ (460,383)         $(376,383)
                                           ========== ============ =================== =============== ==================







                       See notes to financial statements.

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM INCEPTION (MAY 31, 2000) TO DECEMBER 31, 2000,
                  THE NINE MONTHS ENDED SEPTEMBER 30, 2001, AND
         THE PERIOD FROM INCEPTION (MAY 31, 2000) TO SEPTEMBER 30, 2000




                                                         December 31,       September 30,      September 30,
                                                             2000                2001              2000
                                                       ----------------  ----------------   ------------------
                                                                             (unaudited)       (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                              $(460,383)        $(253,397)        $(276,832)
     Adjustments to reconcile net loss to net cash
       (used in) provided by operating activities:
         Amortization of debt discounts                       42,495            36,017            25,505
         Depreciation and amortization                        11,007            14,062             8,255
         Non-cash charge for settlement                           --            89,331                --
     Changes in operating assets and liabilities:
         Accounts payable and accrued expenses               148,134            17,045            20,539
         Accrued salaries and related expenses                    --            99,000                --
         Interest payable                                     31,394            35,318            23,546
         Deferred revenue                                     25,000                --                --
                                                           ---------         ---------         ---------
Net cash (used in) provided by operating activities         (202,353)           37,376          (198,987)
                                                           ---------         ---------         ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
     Purchases of property and equipment                    (184,227)         (133,911)         (176,065)
                                                           ---------         ---------         ---------
Net cash (used in) investing activities                     (184,227)         (133,911)         (176,065)
                                                           ---------         ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from discounted demand notes payable           308,724                --           308,724
     Proceeds from sale of equity rights                      68,000                --            68,000
     Cash contributions from stockholder                      16,000            82,960                --
     Cash advance from affiliate                                  --            40,000                --
                                                           ---------         ---------         ---------
Net cash provided by financing activities                    392,724           122,960           376,724
                                                           ---------         ---------         ---------

Net increase in cash                                           6,144            26,425             1,672

Cash, at beginning of period                                      --             6,144                --
                                                           ---------         ---------         ---------

Cash, at end of period                                     $   6,144         $  32,569         $   1,672
                                                           =========         =========         =========





                       See notes to financial statements.

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


     1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business

AVIX Telecom Solutions, Inc. (the "Company"), was incorporated in the State of Florida on May 31, 2000. The Company is engaged in the development and marketing of software technology for use by alternative wireline, wireless and prepaid carriers in the telecommunications industry. While the Company's telecommunications software technology has achieved a state of technological feasibility, the Company continues to devote its efforts to development activities, including the access of capital, the development of protocols for the integration of the Company's software into prospective customer networks, and the development of sales and distribution channels.

Summary of Significant Accounting Policies

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which requires management to make estimates and assumptions that affect the reported assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information

The financial statements at September 30, 2001 and for the nine months ended September 30, 2001 and the period from inception (May 31, 2000) to September 30, 2000, including related amounts in footnotes, are unaudited, but in the opinion of management reflect all normal and recurring adjustments necessary for a fair presentation of the results of those periods. Operating results for the nine months ended September 30, 2001 are not necessarily an indication of the results that may be expected for the year ended December 31, 2001.

Revenue Recognition

The Company's telecommunications software product is not available for general release to carrier customers. Revenue during the nine months ended September 30, 2001 was derived from consulting services rendered to one customer in the telecommunications industry. Services under the consulting agreement were completed during the period and there are no further obligations by the Company. Deferred revenue represents a presubscription deposit for the Company's software that was made by a prospective customer.

Property and equipment:

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of three years for computer equipment and computer software and five years for other equipment.

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED):

Capitalized Software Costs

In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," internally generated software development costs associated with new products and significant enhancements to existing software products are expensed as incurred until technological feasibility has been established. Internally generated software development costs of $91,162 and $130,750 were capitalized during the period from inception to December 31, 2000 and the nine-month period ended September 30, 2001, respectively. Amortization of capitalized software costs is deferred until such time as the software can be made available for general release to customers. At that time management estimates that such software will have an estimated useful life of 3 years.

Impairments of Long-Lived Assets

In accordance with Statement on Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company reviews its long-lived assets for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. This review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs. Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flow exceeds the carrying value of the asset, no impairment indicator is considered present. If the carrying value exceeds the future cash flow, an impairment indicator is considered present. Such impairment would be measured and recognized using a discounted cash flow method.

Financial instruments

The carrying value of the Company's financial instruments, including cash, accounts payable, and notes, approximate their fair market values.

Pro Forma Income Taxes

The operations of the Company were included in the personal income tax returns of the stockholder under Subchapter S of the Internal Revenue Code. The unaudited pro forma income tax information assumes that the Company was taxed as a C Corporation. For these purposes, the Company has used the asset and liability method in accounting for income taxes, prescribed in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Loss per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The calculation of diluted earnings per share includes the effects of dilutive common stock equivalents, of which there were none during the periods presented.

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


2.       MANAGEMENT'S PLANS REGARDING LIQUIDITY AND CAPITAL RESOURCES:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred operating losses since its inception, has a significant net working capital deficiency, and is in default on its discounted demand notes payable. In addition, the Company does not have sufficient funds to develop its software technologies to a state of general customer use or to operate its business through September 30, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon generating additional funding to expand and operate its business.

As more fully discussed in Note 7, on October 15, 2001, USA Digital, Inc. (NASDAQ UDIG) purchased the outstanding common stock of the Company. In connection with the purchase, USA Digital, Inc. fulfilled the Company's obligation on the discounted demand notes payable. The ability and/or willingness of USA Digital, Inc. to generate sufficient additional capital to support the further development of the software or maintain the Company's operations cannot be assured.

Management is taking actions to curtail operating expenses, while actively addressing possible funding sources. While management is aggressively pursing additional funding sources, there can be no assurance that the Company will be able to obtain additional funding on acceptable terms. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might arise from the outcome of this uncertainty.

3.       DISCOUNTED DEMAND NOTES PAYABLE

During May 2000, the Company entered into an investment and financing arrangement with an independent investor that included the extension of demand loans up to $500,000 to the Company. The underlying note agreement provided for interest at prime plus 4% and repayment in one year, unless earlier demanded. The arrangement also provided for the issuance to the investor of one-third of the voting equity, plus certain warrants that could be exercised to maintain the investor's equity percentage. Proceeds from this arrangement, which aggregated $376,724, were allocated between the demand note payable and the equity rights. As a result, $68,000 of the proceeds was recorded as additional paid-in capital and a discount to the demand note payable. The discount resulted in an effective interest rate of 18%, and is being amortized over the original term of the note. Amortization included in interest expense amounted to $42,495, $25,505, and $25,505 during the period from inception (May 31, 2000) to December 31, 2000, the nine months ended September 30, 2001, and the period from inception (May 31, 2000) to September 30, 2000, respectively.

During October 2000, the investor exercised its right to demand payment on the note payable and all accrued and unpaid interest. Unable to perform, the note remained in default until August 2001, when USA Digital, Inc. entered into a settlement agreement with the investor that provided for repayment of the note and all unpaid interest, aggregating $440,000, in exchange for the investor's release of perfected security interests on the Company's technology, the cancellation of an attached stock purchase warrant, and the transfer to USA Digital, Inc. of all rights to the equity right in the Company. The settlement agreement was effected at the closing of USA Digital, Inc.'s purchase of the Company's common stock on October 23, 2001.

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

4.       DISCOUNTED SETTLEMENT NOTES PAYABLE

During March 2001, the Company settled disputes with two former employees who had alleged that they were each entitled to one-third each of the voting equity in the Company. The settlement provided for the issuance to the former employees of notes payable with an aggregate face value of $109,000. The notes accrue interest at prime plus 3% after December 31, 2001, and are payable on June 30, 2002. The Company recognized the present value of its obligation under these notes, amounting to $89,331, as a charge to other expense. The discount resulted in an effective interest rate of 18%, and is being amortized over the original term of the note. Amortization included in interest expense amounted to $10,512 during the nine months ended September 30, 2001.

5.       SUPPLEMENTARY DEVELOPMENT STAGE ENTERPRISE INFORMATION

The following unaudited cumulative financial information for the period from inception (May 31, 2000) to September 30, 2001 is provided for the Company while in the development stage:

             OPERATIONS INFORMATION

             Consulting revenues                                     $  160,000
             Costs and expenses:
                 Salaries and wages                                     240,623
                 Professional fees                                      198,609
                 Operating expenses                                     174,924
                 Depreciation and amortization                           25,069
                                                                 ---------------
                                                                        639,225
             Settlement costs                                            89,331
             Interest expense                                           145,224
                                                                 ---------------
             Net loss                                                $(713,780)
                                                                 ===============

             CASH FLOW INFORMATION

             Cash used in operating activities                       $(164,977)
                                                                 ===============
             Cash used in investing activities                       $(318,138)
                                                                 ===============
             Cash provided by financing activities                   $  515,684
                                                                 ===============

6.       UNAUDITED PRO FORMA INCOME TAXES

Unaudited pro forma income taxes for the period ended December 31, 2000 consist of the following:

             Current income taxes                                    $       --
             Deferred income taxes:
                 Benefit of net operating loss                          160,500
                 Deferred income taxes                                   14,800
                 Change in valuation allowance                         (175,300)
                                                                 ---------------
                                                                     $       --
                                                                 ===============

                          AVIX TELECOM SOLUTIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

6.       UNAUDITED PRO FORMA INCOME TAXES (CONTINUED)

Unaudited pro forma deferred tax asset as of December 31, 2000 consist of the following:

             Net operating loss carryforward                         $  160,500
             Taxable deferred revenue                                     9,400
             Book depreciation in excess of tax                           5,400
             Less: Valuation allowance                                 (175,300)
                                                                 ---------------
                                                                     $       --
                                                                 ===============

7.       ACQUISITION BY USA DIGITAL, INC.

On October 15, 2001, the Company's stockholder sold all of the issued and outstanding common stock of the Company to USA Digital, Inc. Also see Note 3 regarding certain equity rights that were separately acquired by USA Digital, Inc. The purchase was effected with the issuance by USA Digital, Inc. of cash of $30,000, notes payable to the stockholder of $470,000, 1,500,000 shares of USA Digital, Inc. common stock, and options to purchase 100,000 shares of USA Digital, Inc. common stock. Prior to the merger, USA Digital, Inc. had advanced an additional $40,000 to the Company, reflected in the accompanying financial statements as "due to affiliate." Additional stock consideration will be issued by USA Digital, Inc. upon the achievement of certain operating milestones.

                                USA DIGITAL, INC.


                         PRO FORMA FINANCIAL INFORMATION
                                     SUMMARY




The accompanying unaudited pro forma balance sheet as of September 30, 2001 and statements of operations for the six months ended September 30, 2001 and year ended March 31, 2001 includes the historical and pro forma effects of the acquisition of AVIX Telecom Solutions, Inc. ,which was effected on October 15, 2001. The pro forma effects are based on the historical financial statements of the acquired businesses giving effect to the acquisition under the purchase method of accounting. As such, the total cost of the acquisition will be allocated to the net tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. Such allocations and the related amortization periods for purchase transactions recently consummated will be based on valuations or other data, which have not yet been completed or obtained. Accordingly, the allocations reflected in the pro forma statements of operations are preliminary and subject to revision. The unaudited pro forma financial information is not intended to purport to be indicative of the actual results of operations that would have been achieved had the acquisition in fact been consummated at the beginning of the periods presented. Such pro forma financial information should be read in conjunction with the Consolidated Financial Statements and Notes of USA Digital, Inc.

                                USA DIGITAL, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001



                                                         HISTORICAL
                                              ----------------------------------
                                                   USA                                                          PRO FORMA
                  ASSETS                         DIGITAL (a)        AVIX (b)        Adjustments                   TOTALS
                                              ---------------- ----------------- ------------------------- ------------------
Current assets:                                                                                    (c)
     Cash                                      $    24,014       $   32,569        $   (30,000)                $    26,583
     Accounts receivable, net                      147,437               --                                        147,437
     Inventories                                   110,547               --                                        110,547
     Employee receivables                          119,687               --                                        119,687
     Prepaid and other assets                       48,658               --                                         48,658
     Assets held for sale                          390,963               --                                        390,963
     Advances to AVIX                               40,000               --            (40,000)    (d)                  --
                                              ---------------- ----------------- ----------------          ------------------
         Total current assets                      881,306           32,569            (70,000)                    843,875

Property and equipment, net                         82,332          293,069                                        375,401
Intangible assets, net                             885,425               --          1,921,820     (c)           2,807,245
Deferred financing costs, net                      165,581               --                                        165,581
Deposits and other assets                          109,129               --                                        109,129
                                              ---------------- ----------------- ----------------          ------------------
                                               $ 2,123,773       $  325,638        $ 1,851,820                 $ 4,301,231
                                              ================ ================= ================          ==================

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued
       liabilities                             $   872,187       $  330,891        $    50,000   (c,i)         $ 1,253,078
     Deferred gain                                 197,675               --                                        197,675
     Convertible debentures                        366,400               --                        (i)             366,400
     Due to affiliate                                4,047               --                                          4,047
     Due to USA Digital                              --              40,000            (40,000)    (d)                  --
     Notes payable                                   1,286          476,567            470,000   (c,h)             947,853
                                              ---------------- ----------------- ----------------         ------------------
         Total current liabilities               1,441,595          847,458            480,000                   2,769,053

Unearned revenue                                    63,723           25,000                                         88,723
Other non-current liabilities                       15,371               --                                         15,371
Long-term debt                                       6,434               --                                          6,434
                                              ---------------- ----------------- ----------------         ------------------
                                                 1,527,123          872,458            480,000                   2,879,581

Redeemable preferred stock                         189,625               --                                        189,625

Stockholders' equity:
     Common stock                                   10,969               --              1,500     (c)              12,469
     Additional paid-in capital                  6,977,950          166,960            656,540     (c)           7,801,450
     Accumulated deficit                        (6,581,894)        (713,780)           713,780     (c)          (6,581,894)
                                              ---------------- ----------------- ----------------         ------------------
         Total stockholders' equity                407,025         (546,820)         1,423,820                   1,232,025
                                              ---------------- ----------------- ----------------         ------------------

                                               $ 2,123,773       $  325,638        $ 1,851,820                 $ 4,301,231
                                              ================ ================= ================         ==================

                                USA DIGITAL, INC.
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS
                            YEAR ENDED MARCH 31, 2001



                                                         HISTORICAL
                                              ----------------------------------
                                                   USA                                                       PRO FORMA
                  ASSETS                        DIGITAL (a)         AVIX (b)           Adjustments             TOTALS
                                              ---------------- ----------------- ----------------------- ------------------
Revenues                                        $ 4,584,094                --                                $ 4,584,094
Costs and expenses:
     Cost of equipment sales                     2 ,901,407                --                                  2,901,407
     Other operating expenses                     1,651,907      $     82,387                                  1,734,294
     Salaries and wages                           1,631,968           141,292                                  1,773,260
     Professional fees                              632,790           145,731                                    778,521
     Asset impairments                              616,955             --                                       616,955
     Depreciation and amortization                  388,951             4,781                     (e)            393,732
                                              ---------------- -----------------                         ------------------
                                                 (3,239,884)         (374,191)                                (3,614,075)
Other income expense:
     Other income
     Interest expense                              (275,208)          (73,889)     $  (33,000)    (f)           (382,097)
                                              ---------------- -----------------                         ------------------

Net loss                                        $(3,515,092)     $   (448,080)                               $(3,996,172)
                                              ================ =================                         ==================

Reconciliation of net loss to net loss
 applicable to common stockholders:
     Net loss                                   $(3,515,092)     $   (448,080)                               $(3,996,172)
     Preferred stock accretion                      (15,334)               --                                    (15,334)
                                              ---------------- -----------------                         ------------------
     Net loss applicable to common
       Stockholders                             $(3,530,426)     $   (448,080)                               $(4,011,506)
                                              ================ =================                         ==================

Basic and diluted loss per common
 share                                          $    (0.35)                                                  $     (0.35)
                                              ================                                           ==================

Weighted average common shares                   10,012,914                         1,500,000     (g)         11,512,914
                                              ================                                           ==================


                                USA DIGITAL, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED SEPTEMBER 30, 2001



                                                          HISTORICAL
                                              ------------------------------------
                                                   USA                                                         PRO FORMA
                  ASSETS                         DIGITAL (a)         AVIX (a)            Adjustments             TOTALS
                                              ---------------- ------------------- ----------------------- -------------------
Revenues                                        $ 1,622,278      $    160,000                                 $  1,782,278
Costs and expenses:
     Cost of equipment sales                        877,233                --                                      877,233
     Other operating expenses                       591,605            65,970                                      657,575
     Salaries and wages                             609,673            66,231                                      675,904
     Professional fees                               95,142            10,300                                      105,442
     Asset impairments                              395,203                --                                      395,203
     Depreciation and amortization                  127,118             9,422                         (e)          136,540
                                              ---------------- -------------------                         -------------------
                                                 (1,073,696)            8,077                                   (1,065,619)
Other income expense:
     Other income                                   351,471                --                                      351,471
     Interest expense                              (278,241)          (38,224)         $  (16,500)    (f)         (332,965)
                                              ---------------- -------------------                         -------------------

Net loss                                        $(1,000,466)     $    (30,147)                                $ (1,047,113)
                                              ================ ===================                         ===================

Reconciliation of net loss to net loss
 applicable to common stockholders:
     Net loss                                   $(1,000,466)     $    (30,147)                                $ (1,047,113)
     Preferred stock accretion                       (6,917)               --                                       (6,917)
                                              ---------------- -------------------                         -----------------
     Net loss applicable to common
        Stockholders                            $(1,007,383)     $    (30,147)                                $ (1,054,030)
                                              ================ ===================                         ===================

Basic and diluted loss per common
 share                                          $     (0.09)                                                  $      (0.09)
                                              ================                                             ===================

Weighted average common shares                   10,878,727                             1,500,000     (g)       12,378,727
                                              ================                                             ===================


                                USA DIGITAL, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


(a) These amounts were derived from the historical financial statements of USA Digital, Inc. (USA Digital) as of September 30, 2001, the year ended March 31, 2001 and the six months ended September 30, 2001.

(b) The amounts were derived from the historical financial statements of AVIX Telecom Solutions, Inc. (AVIX) as of September 30, 2001, the period from inception (May 31, 2000) to December 31, 2000, and the six months ended September 30, 2001. The year ended December 31, 2000 statement of operations of AVIX was combined with the year ended March 31, 2001 statement of operations of USA Digital for convenience.

(c) These adjustments record the components of the AVIX purchase price and the excess of the purchase price over the fair values of assets acquired. The AVIX purchase price was comprised of (i) $30,000 in cash,
         (ii) 1,000,000 shares of common stock valued at $0.50 a share (using the closing market price on the date issued) to the seller and 500,000 shares of common stock valued at $0.65 a share (using the closing market price on the date issued) to a promoter, or $825,000, (iii) face value $470,000 notes payable, (iv) options, which by their terms, have nominal value, and (v) cash expenses of $50,000. The aggregate value of the components of the purchase price of $1,375,000 exceeded the net liabilities of AVIX by $1,921,820. The excess purchase price has been allocated to goodwill in the accompanying pro forma financial statements. However, the final allocation of the purchase price to the assets acquired and liabilities assumed has not yet been completed.

(d) This adjustment eliminates an advance made to AVIX by USA Digital preceding the acquisition.

(e) These pro forma statements of operations do not reflect amortization of goodwill in anticipation of the impending implementation of Statements on Financial Accounting Standards No. 142 Goodwill and Intangible Assets, which will eliminate amortization of goodwill related to acquisitions on or after July 1, 2001.

(f) These adjustments to the pro forma statements of operations for the year ended March 31, 2001 and the six months ended September 30, 2001 represent the interest expense at 10% of the notes payable included in the purchase price under (c) above.

(g) These adjustments to the pro forma statements of operations for the year ended March 31, 2001 and the six months ended September 30, 2001 represent the issuance of 1,500,000 shares of common stock included in the purchase price under (c) above.

(h) The note payable issued to the seller in connection with the AVIX purchase are secured by two thirds of the outstanding common stock of AVIX acquired by USA Digital.

(i) Discounted demand notes payable in default of $376,724 plus accrued interest of $66,712 paid in full immediately following the acquisition on October 15, 2001.